EXHIBIT 99.1

Shutterstock Reports Third Quarter 2024 Financial Results

Achieves Record Revenues and Adjusted EBITDA and Increases Guidance for 2024
Announces Departure of CFO and Appointment of Incoming CFO

New York, NY - October 29, 2024 - Shutterstock, Inc. (NYSE: SSTK) (the “Company”), a leading global creative platform offering high-quality creative content for transformative brands, digital media and marketing companies, today announced financial results for the third quarter ended September 30, 2024.

Commenting on the Company’s performance, Paul Hennessy, the Company’s Chief Executive Officer, said, “Shutterstock generated record Revenue and Adjusted EBITDA during the third quarter, exceeding our expectations. With the Envato acquisition now closed, we could not be more pleased with the results we are seeing. With the unlimited multi-asset subscription now part of our overall product suite, we are now well positioned to fulfill our customer needs. Content performance improved yet again in the quarter, and Data, Distribution, and Services has grown 40% year to date. As a result of this business momentum, we are pleased to be able to raise our guidance for both revenue and Adjusted  EBITDA for 2024.”

“Additionally, after five years at Shutterstock, Jarrod Yahes, our Chief Financial Officer, will be departing to pursue another opportunity. I want to thank Jarrod for his incredible contributions to Shutterstock and wish him the very best in the future. I’d also like to announce that Rik Powell will become our Chief Financial Officer. Rik started with the Company in June as SVP, Finance and Investor Relations and given Rik’s extensive experience, I am confident that his leadership and expertise will play a vital role in continuing to drive profitable growth for our shareholders.”

Third Quarter 2024 measures as compared to Third Quarter 2023:

Financial Measures

•	Revenues were $250.6 million compared to $233.2 million.
•	Net income was $17.6 million compared to $28.4 million.
•	Net income per diluted common share was $0.50 compared to $0.79.
•	Adjusted net income was $46.4 million compared to $45.5 million.
•	Adjusted net income per diluted common share was $1.31 compared to $1.26.
•	Adjusted EBITDA was $70.0 million compared to $64.7 million.

Acquisition of Envato Pty Ltd.

On July 22, 2024, the Company completed its acquisition of Envato Pty Ltd. (“Envato”) pursuant to a Share Purchase Agreement entered into May 1, 2024, and the Company purchased all of the issued and outstanding capital stock of Envato. The aggregate consideration paid by the Company, after customary working capital and other adjustments, was $250 million.

THIRD QUARTER RESULTS

Revenue

Third quarter revenue of $250.6 million increased $17.3 million or 7% as compared to the third quarter of 2023.

Revenue from our Content product offering increased $24.9 million, or 14%, as compared to the third quarter of 2023, to $203.7 million. The growth in our Content revenues was driven by revenue generated from Envato. Content revenue represented 81% of our total revenue in the third quarter of 2024. Revenue generated from our Data, Distribution, and Services product offering decreased $7.6 million, or 14%, as compared to the third quarter of 2023, to $46.9 million, and represented 19% of third quarter revenue in 2024.

Revenue was not impacted on a constant currency basis in the three months ended September 30, 2024, compared to the same period in 2023.

Net income and net income per diluted common share

Net income in the third quarter of 2024 of $17.6 million decreased $10.8 million as compared to net income of $28.4 million for the third quarter in 2023. Net income per diluted common share was $0.50, as compared to $0.79 for the same period in 2023. The 2023 net income and net income per diluted common share benefited from a one-time $9.9 million non-taxable bargain purchase gain associated with the acquisition of Giphy.

Adjusted net income and adjusted net income per diluted common share

Adjusted net income in the third quarter of 2024 of $46.4 million increased $0.8 million as compared to adjusted net income of $45.5 million for the third quarter in 2023. Third quarter 2024 adjusted net income was favorably impacted by the quarter’s revenue growth, partially offset by the costs associated with the acquisition of Envato.

Adjusted net income per diluted common share was $1.31 as compared to $1.26 for the third quarter of 2023, an increase of $0.05 per diluted share.

Adjusted EBITDA

Adjusted EBITDA of $70.0 million for the third quarter of 2024 increased by $5.3 million, or 8%, as compared to the third quarter of 2023, primarily due to the contribution from Envato. Net income margin of 7.0% for the third quarter of 2024 decreased by 5.2%, as compared to 12.2% in the third quarter of 2023. The adjusted EBITDA margin of 27.9% for the third quarter of 2024 increased by 0.2%, as compared to 27.7% in the third quarter of 2023.

THIRD QUARTER LIQUIDITY

Our cash and cash equivalents increased by $56.5 million to $131.4 million at September 30, 2024, as compared with $74.9 million as of June 30, 2024. This increase was driven by $213.3 million of net cash provided by financing activities, partially offset by $11.6 million of net cash used in our operating activities and $147.9 million of net cash used in investing activities.

Net cash used in our operating activities was driven by our operating income, and changes in the timing of cash collections from our customers and payments pertaining to operating expenses.  Operating cash flows were also unfavorably impacted by payments made for Envato Seller Obligations1 and payments made for the Giphy Retention Compensation2.

Cash used in investing activities for the three months ended September 30, 2024 consisted of $159.6 million for the acquisition of Envato, net of cash acquired, and $15.4 million related to capital expenditures and content acquisition, partially offset by $26.9 million related to the receipt of the Giphy Retention Compensation, as reimbursed by the Giphy seller.

Cash provided by financing activities for the three months ended September 30, 2024 consisted of $280.0 million in new debt, used for funding the acquisition of Envato, and to pay off the existing Credit Facility. This was partially offset by $30.0 million used for the repayment of our Credit Facility, $21.0 million paid for the repurchase of common stock under our share repurchase program, $10.6 million related to the payment of the quarterly cash dividend, $2.9 million paid in settlement of tax withholding obligations related to employee stock-based compensation awards, and $2.2 million paid for debt issuance costs.

Adjusted free cash flow was $45.7 million for the third quarter of 2024, an increase of $33.0 million from the third quarter of 2023.

QUARTERLY CASH DIVIDEND

During the three months ended September 30, 2024, the Company declared and paid a cash dividend of $0.30 per common share or $10.6 million.

On October 21, 2024, the Board of Directors declared a dividend of $0.30 per share of outstanding common stock, payable on December 13, 2024 to stockholders of record at the close of business on November 29, 2024.

1 In connection with the purchase of Envato, Envato’s acquired cash included $63.4 million to fund payments to be made on behalf of the Envato sellers after the closing of the acquisition (the “Envato Seller Obligations”). These obligations were triggered upon the closing of the acquisition, and $45.7 million of these obligations were paid as of September 30, 2024. The acquired cash from Envato is reflected as a reduction of the purchase price in cash flows from investing activities.

2 The payments for Giphy Retention Compensation relate to the Company’s payments made to Giphy employees for (i) recurring salary, bonuses, and benefits, (ii) one-time employment inducement bonuses and (iii) vesting of the cash value of unvested Meta equity awards held by the employees prior to closing, which are reflected in the Company’s operating expenses. These payments were required in accordance with the terms of the acquisition and are reported in operating cash flows. The Company received reimbursement for these amounts from Meta, which are reported in cash flows from investing activities.

KEY OPERATING METRICS
	Three Months Ended September 30,
	Shutterstock[1] 2024	Envato[2] 2024	Pro Forma[3] 2024	2023

Subscribers (end of period)(4)	470,000	635,000	1,105,000	551,000
Subscriber revenue (in millions)(5)	$78.7	$34.4	$113.1	$88.3

Average revenue per customer (last twelve months)(6)	$446	$85	$254	$401
Paid downloads (in millions)(7)	32.9	79.4	112.3	36.4

	Nine Months Ended September 30,
	Shutterstock[1] 2024	Envato[2] 2024	Pro Forma[3] 2024	2023

Subscribers (end of period)(4)	470,000	635,000	1,105,000	551,000
Subscriber revenue (in millions)(5)	$242.9	$102.0	$344.9	$266.3

Average revenue per customer (last twelve months)(6)	$446	$85	$254	$401
Paid downloads (in millions)(7)	101.3	229.6	330.9	117.6

(1) Represents Shutterstock, Inc. key operating metrics before combining the Envato related metrics. Subscribers, Subscriber Revenue and Average Revenue Per Customer from acquisitions are included in these metrics beginning twelve months after the closing of the respective business combination. Accordingly, the metrics include Subscribers, Subscriber revenue, and Average revenue per customer from Pond5 and Splash News beginning May 2023, and, for Average Revenue per Customer, from Giphy beginning July 2024. These metrics exclude the respective counts and revenues from our acquisitions of Backgrid and Envato.

(2) Envato Subscribers and Subscriber Revenue are presented as if Envato was acquired as of the beginning of the period presented, and represent metrics incremental to amounts presented under the “Shutterstock, Inc.” heading. Envato Average revenue per customer is derived from Envato historical results over the last twelve months.

(3) The Pro Forma key operating metrics are derived from (i) the Shutterstock amounts before combining with Envato and (ii) the historical Envato metrics, as discussed in footnote 2 above.

(4) Subscribers is defined as those customers who purchase one or more of our monthly recurring products for a continuous period of at least three months, measured as of the end of the reporting period.

(5) Subscriber revenue is defined as the revenue generated from subscribers during the period.

(6) Average revenue per customer is calculated by dividing total revenue for the last twelve-month period by customers. Customers is defined as total active, paying customers that contributed to total revenue over the last twelve-month period.

(7) Paid downloads is the number of downloads that our customers make in a given period of our content. Paid downloads exclude content related to our Studios business, downloads of content that are offered to customers for no charge, including our free trials and metadata delivered through our data deal offering.

2024 GUIDANCE

The Company is updating its guidance as follows:

•	Revenue guidance of $935 million to $940 million, representing growth of 7% to 7.5% year-over-year.

•	Adjusted net income per diluted share of between $4.22 to $4.31.

•	Adjusted EBITDA of $247 million to $250 million.

NON-GAAP FINANCIAL MEASURES

To supplement Shutterstock’s consolidated financial statements presented in accordance with the accounting principles generally accepted in the United States, or GAAP, Shutterstock’s management considers certain financial measures that are not prepared in accordance with GAAP, collectively referred to as non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and adjusted free cash flow.

Shutterstock defines adjusted EBITDA as net income adjusted for depreciation and amortization, non-cash equity-based compensation, bargain purchase gain related to the acquisition of Giphy, Giphy Retention Compensation Expense - non-recurring, foreign currency transaction gains and losses, severance costs associated with strategic workforce optimizations, unrealized losses / gains on investments, interest income and expense and income taxes; adjusted EBITDA margin as the ratio of adjusted EBITDA to revenue; adjusted net income as net income adjusted for the impact of non-cash equity-based compensation, amortization of acquisition-related intangible assets, bargain purchase gain related to the acquisition of Giphy, Giphy Retention Compensation Expense - non-recurring, severance costs associated with strategic workforce optimizations (reported in Other), unrealized losses / gains on investments and the estimated tax impact of such adjustments; adjusted net income per diluted common share as adjusted net income divided by weighted average diluted shares; revenue growth (including by product offering) on a constant currency basis (expressed as a percentage) as the increase in current period revenues over prior period revenues, utilizing fixed exchange rates for translating foreign currency revenues for all periods in the comparison; billings as revenue adjusted for the change in deferred revenue, excluding deferred revenue acquired through business combinations; and adjusted free cash flow as net cash provided by operating activities, adjusted for capital expenditures, content acquisition and cash received related to Giphy Retention Compensation in connection with the acquisition of Giphy and cash paid for Envato Seller Obligations.

The expense associated with the Giphy Retention Compensation related to (i) the one-time employment inducement bonuses and (ii) the vesting of the cash value of unvested Meta equity awards held by the employees prior to closing, which are reflected in operating expenses (together, the “Giphy Retention Compensation Expense - non-recurring”), are required payments in accordance with the terms of the acquisition. Meta’s sale of Giphy was directed by the United Kingdom Competition and Markets Authority (the “CMA”) and accordingly, the terms of the acquisition were subject to CMA preapproval. Management considers the operating expense associated with these required payments to be unusual and non-recurring in nature. The Giphy Retention Compensation Expense - non-recurring is not considered an ongoing expense necessary to operate the Company’s business. Therefore, such expenses have been included in the below adjustments for calculating adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted common share. For the three months ended September 30, 2024, the Company also incurred $4.5 million of Giphy Retention Compensation expense related to recurring employee costs, which is included in operating expenses, and are not included in the below adjustments for calculating adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted common share.

These figures have not been calculated in accordance with GAAP and should be considered only in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. Shutterstock cautions investors that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

Shutterstock’s management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted common share, revenue growth (including by product offering) on a constant currency basis (expressed as a percentage), billings and adjusted free cash flow are useful to investors because these measures enable investors to analyze Shutterstock’s operating results on the same basis as that used by management. Additionally, management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted common share provide useful information to investors about the performance of the Company’s overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to Shutterstock’s underlying operating performance; and revenue growth (including by product offering) on a constant currency basis (expressed as a percentage) provides useful information to investors by eliminating the effect of foreign currency fluctuations that are not directly attributable to Shutterstock’s operating performance. Management also believes that providing these non-GAAP financial measures enhances the comparability for investors in assessing Shutterstock’s financial reporting. Shutterstock’s management believes that adjusted free cash flow is useful for investors because it provides them with an important perspective on the cash available for strategic measures, after making necessary capital investments in internal-use software and website development costs to support the Company’s ongoing business operations and provides them with the same measures that management uses as the basis for making resource allocation decisions.

Shutterstock’s management also uses the non-GAAP financial measures adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted common share, revenue growth (including by product offering) on a constant currency basis (expressed as a percentage), billings and adjusted free cash flow, in conjunction with GAAP financial measures, as an integral part of managing the business and to, among other things: (i) monitor and evaluate the performance of Shutterstock’s business operations, financial performance and overall liquidity; (ii) facilitate management’s internal comparisons of the historical operating performance of its business operations; (iii) facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of Shutterstock’s management team and, together with other operational objectives, as a measure in evaluating employee compensation; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

Reconciliations of the differences between each of our non-GAAP financial measures (adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted common share, revenue growth (including by product offering) on a constant currency basis (expressed as a percentage), billings, adjusted free cash flow), and each measure’s most directly comparable financial measure calculated and presented in accordance with GAAP, are presented under the headings “Reconciliation of Non-GAAP Financial Information to GAAP” and “Supplemental Financial Data” immediately following the Consolidated Balance Sheets.

We do not provide a reconciliation of adjusted EBITDA guidance to net income guidance or a reconciliation of adjusted net income per diluted share guidance to net income per diluted share guidance, because this cannot be done without unreasonable effort due to the impact of potential future transactions, including, but not limited to, capital structure transactions, restructuring, acquisitions, divestitures or other events and asset impairments. These amounts which lack predictability depend on various factors and could have a material impact on net income and net income per diluted share, but may be excluded from adjusted EBITDA and adjusted net income per diluted share. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

EARNINGS TELECONFERENCE INFORMATION

The Company will discuss its third quarter and financial results during a teleconference today, October 29, 2024, at 8:30 AM Eastern Time. The conference call is being webcast live and can be accessed by either visiting the Company's website at http://investor.shutterstock.com/ or clicking here (https://edge.media-server.com/mmc/p/j2xstbqe/) for direct access. The webcast is listen-only.

A webcast replay of the call will be available on the Company's website beginning on October 29, 2024 at approximately 10:30 AM Eastern Time.

ABOUT SHUTTERSTOCK

Shutterstock, Inc. (NYSE: SSTK) is a leading global creative platform offering high-quality creative content for transformative brands, digital media and marketing companies. Fueled by millions of creators around the world, a growing data engine and a dedication to product innovation, Shutterstock is the leading global platform for licensing from the most extensive and diverse collection of high-quality 3D models, videos, music, photographs, vectors and illustrations. From the world's largest content marketplace, to breaking news and A-list entertainment editorial access, to all-in-one content editing platform and studio production services—all using the latest in innovative technology—Shutterstock offers the most comprehensive selection of resources to bring storytelling to life.

Learn more at www.shutterstock.com and follow us on LinkedIn, Instagram, X, Facebook and YouTube.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, particularly in the discussion under the caption “2024 Guidance.” All statements other than statements of historical fact are forward-looking. Examples of forward-looking statements include, but are not limited to, statements regarding guidance, industry prospects, future business, future results of operations or financial condition, new or planned features, products or services, management strategies and our competitive position. You can identify forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “aim,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “predict,” “project,” “seek,” “potential,” “opportunities,” “targets,” “guidance” and other similar expressions and the negatives of such expressions. However, not all forward-looking statements contain these words. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements contained herein. Such risks and uncertainties include, among others, those risks discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in other documents that the Company may file from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Shutterstock’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The forward-looking statements contained in this press release are made only as of this date and Shutterstock assumes no obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

Investor Relations Contact	Press Contact
Rik Powell	Lori Rodney
ir@shutterstock.com	press@shutterstock.com
646-257-4825	917-563-4991

Shutterstock, Inc.
Consolidated Statements of Operations
(In thousands, except for per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Revenue	$250,588	$233,248	$684,956	$657,368

Operating expenses:
Cost of revenue	104,405	94,219	283,863	256,798
Sales and marketing	55,403	56,165	163,520	152,084
Product development	28,610	28,098	69,520	72,722
General and administrative	44,021	37,574	112,492	109,488
Total operating expenses	232,439	216,056	629,395	591,092
Income from operations	18,149	17,192	55,561	66,276
Bargain purchase gain	—	9,864	—	51,804
Interest expense	(4,451)	(562)	(5,574)	(1,286)
Other income, net	3,829	1,119	4,490	3,614
Income before income taxes	17,527	27,613	54,477	120,408
(Benefit) / Provision for income taxes	(88)	(806)	17,116	9,133
Net income	$17,615	$28,419	$37,361	$111,275

Earnings per share:
Basic	$0.50	$0.79	$1.05	$3.10
Diluted	$0.50	$0.79	$1.04	$3.06

Weighted average common shares outstanding:
Basic	35,174	35,912	35,486	35,938
Diluted	35,472	36,081	35,838	36,352

Shutterstock, Inc.
Consolidated Balance Sheets
(In thousands, except par value amount)
(unaudited)

	September 30, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$131,393	$100,490
Accounts receivable, net of allowance of $4,368 and $6,335	92,169	91,139
Prepaid expenses and other current assets	53,820	100,944
Total current assets	277,382	292,573
Property and equipment, net	68,623	64,300
Right-of-use assets	14,738	15,395
Intangible assets, net	245,671	184,396
Goodwill	607,382	383,325
Deferred tax assets, net	49,960	24,874
Other assets	85,085	71,152
Total assets	$1,348,841	$1,036,015

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,083	$9,108
Accrued expenses	119,401	131,443
Contributor royalties payable	90,572	54,859
Deferred revenue	226,367	203,463
Debt	158,834	30,000
Other current liabilities	53,108	23,513
Total current liabilities	663,365	452,386
Deferred tax liability, net	3,115	4,182
Long-term debt	120,392	—
Lease liabilities	24,739	29,404
Other non-current liabilities	14,315	22,949
Total liabilities	825,926	508,921
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 40,371 and 39,982 shares issued and 34,850 and 35,572 shares outstanding as of September 30, 2024 and December 31, 2023, respectively	403	399
Treasury stock, at cost; 5,521 and 4,410 shares as of September 30, 2024 and December 31, 2023	(269,804)	(228,213)
Additional paid-in capital	453,734	424,229
Accumulated other comprehensive loss	(9,494)	(11,974)
Retained earnings	348,076	342,653
Total stockholders’ equity	522,915	527,094
Total liabilities and stockholders’ equity	$1,348,841	$1,036,015

Shutterstock, Inc.
Consolidated Statements of Cash Flows
(In thousands, except par value amount) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$17,615	$28,419	$37,361	$111,275
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,643	21,271	64,339	59,373
Deferred taxes	(9,269)	(20,814)	(8,766)	(20,960)
Non-cash equity-based compensation	15,094	13,003	41,220	36,589
Bad debt expense	(18)	369	(1,790)	1,394
Bargain purchase gain	—	(9,864)	—	(51,804)
Unrealized gain on investments	(1,557)	—	(1,688)	—
Changes in operating assets and liabilities:
Accounts receivable	12,474	(24,350)	8,595	(18,641)
Prepaid expenses and other current and non-current assets	5,392	(12,333)	(19,907)	(42,167)
Accounts payable and other current and non-current liabilities	(30,534)	8,037	(47,433)	3,893
Envato Seller Obligations	(45,748)	—	(45,748)	—
Contributor royalties payable	11,938	9,459	22,626	11,281
Deferred revenue	(8,615)	(3,183)	(24,129)	16,370
Net cash (used in) / provided by operating activities	$(11,585)	$10,014	$24,680	$106,603

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(14,761)	(11,845)	(38,297)	(34,715)
Business combination, net of cash acquired	(159,597)	—	(179,071)	(53,721)
Cash received related to Giphy Retention Compensation	26,922	18,955	63,444	34,707
Acquisition of content	(652)	(4,473)	(2,473)	(9,725)
Security deposit payment	195	1,576	277	1,539
Net cash (used in) / provided by investing activities	$(147,893)	$4,213	$(156,120)	$(61,915)

CASH FLOWS FROM FINANCING ACTIVITIES
Repurchase of treasury shares	(20,999)	(15,004)	(41,591)	(19,004)
Proceeds from exercise of stock options	—	(1)	—	2
Cash paid related to settlement of employee taxes related to RSU vesting	(2,856)	(664)	(11,715)	(15,209)
Payment of cash dividends	(10,611)	(9,636)	(31,938)	(29,023)
Proceeds from credit facility	280,000	—	280,000	30,000
Repayment of credit facility	(30,000)	—	(30,000)	(50,000)
Payment of debt issuance costs	(2,200)	—	(2,200)	—
Net cash provided by / (used in) financing activities	$213,334	$(25,305)	$162,556	$(83,234)

Effect of foreign exchange rate changes on cash	2,666	(840)	(213)	(1,380)
Net increase / (decrease) in cash and cash equivalents	56,522	(11,918)	30,903	(39,926)

Cash and cash equivalents, beginning of period	74,871	87,146	100,490	115,154
Cash and cash equivalents, end of period	$131,393	$75,228	$131,393	$75,228

Supplemental Disclosure of Cash Information:
Cash paid for income taxes	$9,735	$9,175	$22,295	$15,970
Cash paid for interest	1,950	803	2,955	1,232

Shutterstock, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In thousands, except per share information)
(unaudited)

Adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and adjusted free cash flow are not financial measures prepared in accordance with United States generally accepted accounting principles (GAAP). Such non-GAAP financial measures should not be construed as alternatives to any other measures of performance determined in accordance with GAAP. Investors are cautioned that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income	$17,615	$28,419	$37,361	$111,275
Add / (less) Non-GAAP adjustments:
Non-cash equity-based compensation	15,094	13,003	41,220	36,589
Tax effect of non-cash equity-based compensation (1)(2)	(3,547)	(3,056)	(3,332)	(8,599)
Acquisition-related amortization expense (3)	9,332	9,052	27,658	25,580
Tax effect of acquisition-related amortization expense (1)	(2,193)	(2,127)	(6,499)	(6,011)
Bargain purchase gain	—	(9,864)	—	(51,804)
Giphy Retention Compensation Expense - non-recurring	10,281	8,198	21,825	25,389
Tax effect of Giphy Retention Compensation Expense - non-recurring(1)	(2,416)	(1,927)	(5,129)	(5,967)
Other(4)	3,272	4,969	3,413	6,825
Tax effect of other(1)	(1,087)	(1,118)	(1,148)	(1,536)
Adjusted net income(4)	$46,351	$45,549	$115,369	$131,741

Net income per diluted common share	$0.50	$0.79	$1.04	$3.06
Adjusted net income per diluted common share	$1.31	$1.26	$3.22	$3.62

Weighted average diluted shares	35,472	36,081	35,838	36,352

(1)	Statutory tax rates are used to calculate the tax effect of the adjustments.
(2)
For the nine months ended September 30, 2024, the tax effect of non-cash equity-based compensation includes a $6.3 million add-back for the reduction of deferred tax assets associated with the expiration of performance-based stock options and restricted stock units granted the Company’s Founder and Executive Chairman in 2014. The performance-based metrics were not met, the awards were not exercisable, and the Company recognized a non-cash tax expense for the change in deferred taxes.

(3)
Of these amounts, $7.8 million and $8.1 million are included in cost of revenue for the three months ended September 30, 2024 and 2023, respectively, and $24.1 million and $23.4 million are included in cost of revenue for the nine months ended September 30, 2024 and 2023, respectively. The remainder of acquisition-related amortization expense is included in general and administrative expense in the Statement of Operations.

(4)	Other consists of unrealized gains and losses on investments and severance costs associated with strategic workforce optimizations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income	$17,615	$28,419	$37,361	$111,275
Add / (less) Non-GAAP adjustments:
Interest expense	4,451	562	5,574	1,286
Interest income	(1,086)	(1,894)	(3,477)	(2,727)
(Benefit) / Provision for income taxes	(88)	(806)	17,116	9,133
Depreciation and amortization	21,643	21,271	64,339	59,373
EBITDA	$42,535	$47,552	$120,913	$178,340

Non-cash equity-based compensation	15,094	13,003	41,220	36,589
Bargain purchase gain	—	(9,864)	—	(51,804)
Giphy Retention Compensation Expense - non-recurring	10,281	8,198	21,825	25,389
Foreign currency (gain) / loss	(1,185)	775	675	(887)
Unrealized gain on investment	(1,558)	—	(1,688)	—
Workforce optimization - severance	4,830	5,026	5,101	6,882
Adjusted EBITDA	$69,997	$64,690	$188,046	$194,509

Revenue	$250,588	$233,248	$684,956	$657,368
Net income margin	7.0%	12.2%	5.5%	16.9%
Adjusted EBITDA margin	27.9%	27.7%	27.5%	29.6%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024	2023
Reported Revenue (in thousands)	$250,588		$233,248		$684,956	$657,368

Revenue growth	7%		14%		4%	8%
Revenue growth on a constant currency basis	7%		12%		4%	7%

Content reported revenue (in thousands)	$203,713		$178,791		$547,494	$559,738
Content revenue growth	14%		(9	) %	(2)%	(5	) %
Content revenue growth on a constant currency basis	13%		(11)%		(2)%	(6	) %

Data, Distribution, and Services reported revenue (in thousands)	$46,875		$54,457		$137,462	$97,630
Data, Distribution, and Services revenue growth	(14	) %	611%		41%	433%
Data, Distribution, and Services revenue growth on a constant currency basis	(14)%		609%		41%	433%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cash flow information:
Net cash (used in) / provided by operating activities	$(11,585)	$10,014	$24,680	$106,603
Net cash (used in) / provided by investing activities	$(147,893)	$4,213	$(156,120)	$(61,915)
Net cash provided by / (used in) financing activities	$213,334	$(25,305)	$162,556	$(83,234)

Adjusted free cash flow:
Net cash (used in) / provided by operating activities	$(11,585)	$10,014	$24,680	$106,603
Capital expenditures	(14,761)	(11,845)	(38,297)	(34,715)
Content acquisitions	(652)	(4,473)	(2,473)	(9,725)
Cash received related to Giphy Retention Compensation	26,922	18,955	63,444	34,707
Cash paid for Envato Seller Obligations(1)	45,748	—	45,748	—
Adjusted Free Cash Flow	$45,672	$12,651	$93,102	$96,870

(1)
Envato Seller Obligations relate to payments made on behalf of the Envato sellers’ after the closing of the acquisition.  These liabilities were funded from the acquired cash on the Envato balance sheet and are not indicative of obligations and cash flows to be incurred prospectively.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Content	$203,713	$178,791	$547,494	$559,738
Data, Distribution, and Services	$46,875	$54,457	$137,462	$97,630
Total revenue	$250,588	$233,248	$684,956	$657,368

Change in total deferred revenue(1)	$(7,043)	$(4,383)	$(23,984)	$16,030
Total billings	$243,545	$228,865	$660,972	$673,398

(1) Change in total deferred revenue excludes deferred revenue acquired through business combinations.

Shutterstock, Inc.
Supplemental Financial Data
(unaudited)

 Historical Operating Metrics
	Three Months Ended
	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22

Subscribers (end of period, in thousands) (1)	470	490	499	523	551	556	559	586
Subscriber revenue (in millions) (2)	$78.7	$80.3	$83.9	$85.2	$88.3	$87.4	$90.6	$88.8

Average revenue per customer (last twelve months) (3)	$446	$434	$418	$412	$401	$374	$356	$341
Paid downloads (in millions) (4)	32.9	33.4	35.0	35.4	36.4	38.5	42.7	42.5

Subscribers, Subscriber Revenue and Average Revenue Per Customer from acquisitions are included in these metrics beginning twelve months after the closing of the respective business combination. Accordingly, the metrics include Subscribers, Subscriber revenue, and Average revenue per customer from Pond5 and Splash News beginning May 2023, and, for Average Revenue per Customer, from Giphy starting July 2024. These metrics exclude the respective counts and revenues from Backgrid and Envato.

(1) Subscribers is defined as those customers who purchase one or more of our monthly recurring products for a continuous period of at least three months, measured as of the end of the reporting period. Envato subscribers for the period ended September 30, 2024 were 0.6 million.

(2) Subscriber revenue is defined as the revenue generated from subscribers during the period. Envato’s subscriber revenue for the three months ended September 30, 2024 was $34.4 million.

(3) Average revenue per customer is calculated by dividing total revenue for the last twelve-month period by customers. Customers is defined as total active, paying customers that contributed to total revenue over the last twelve-month period. Envato’s average revenue per customer for the last twelve-month period ended September 30, 2024 was $85 per customer.

(4) Paid downloads is the number of downloads that our customers make in a given period of our content. Paid downloads exclude content related to our Studios business, downloads of content that are offered to customers for no charge, including our free trials and metadata delivered through our data deal offering. Envato had 79.4 million paid downloads during the three months ended September 30, 2024.

Equity-Based Compensation by expense category

	Three Months Ended
($ in thousands)	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22

Cost of revenue	$443	$300	$224	$145	$180	$306	$184	$160
Sales and marketing	3,226	3,167	2,011	2,201	2,067	2,487	604	1,426
Product development	2,745	4,171	2,285	3,022	3,509	4,221	2,448	3,085
General and administrative	8,680	7,338	6,630	6,620	7,247	7,929	5,407	7,111
Total non-cash equity-based compensation	$15,094	$14,976	$11,150	$11,988	$13,003	$14,943	$8,643	$11,782

Depreciation and Amortization by expense category

	Three Months Ended
($ in thousands)	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22

Cost of revenue	$19,653	$20,087	$19,874	$18,952	$19,872	$18,134	$17,866	$17,341
General and administrative	1,991	1,346	1,389	1,404	1,400	1,070	1,031	1,295
Total depreciation and amortization	$21,644	$21,433	$21,263	$20,356	$21,272	$19,204	$18,897	$18,636